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                                                                 EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 13, 1999, except for Note 21 and paragraph 3 of Note 22, as to which the date is December 3, 1999, with respect to the consolidated financial statements of USinternetworking, Inc., included in the registration statement (Form S-1 No. 333-_____) and related prospectus of USinternetworking, Inc. dated January 26, 2000.

                                         /s/ Ernst & Young LLP



Baltimore, Maryland
January 24, 2000